Exhibit 1

JOINT FILING AGREEMENT

Dated as of August 25, 2003

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing of Retirement Systems of Alabama Holdings LLC, The Teachers' Retirement System of Alabama and The Employees' Retirement System of Alabama on behalf of each of them a statement on Schedule 13D (including amendments thereto) with respect to shares of Class A Common Stock, par value $1.00 and Class B Common Stock, par value $1.00, of US Airways Group, Inc. and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 25th day of August, 2003.

RETIREMENT SYSTEMS OF ALABAMA HOLDINGS LLC
By: /s/ David G. Bronner
Name: David G. Bronner Title: Manager
THE TEACHERS' RETIREMENT SYSTEM OF ALABAMA
By: /s/ David G. Bronner
Name: David G. Bronner Title: Chief Executive Officer
THE EMPLOYEES' RETIREMENT SYSTEM OF ALABAMA
By: /s/ David G. Bronner
Name: David G. Bronner Title: Chief Executive Officer